SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities
              Exchange Act of 1934 (Amendment No.__)

Check the appropriate box:

[_]    Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]    Definitive Information Statement

                       SOUTHERN GROUP INTERNATIONAL, INC.
                     ---------------------------------------
                (Name of Registrant as Specified In Its Charter)

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[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                       SOUTHERN GROUP INTERNATIONAL, INC.
                               319 Ebenezer Road
                              Knoxville, TN 37923
                         NOTICE OF ACTION TO BE TAKEN BY
                                THE SHAREHOLDERS

                                  JULY 14, 2003

To The Shareholders of Southern Group International, Inc.

     Jon Nix, Jeanne Bowen Nix, and Farald and Arlene Belote (collectively, the "Majority Shareholders") are the holders of a total of 29,500,000 shares or approximately 82% of the total issued and outstanding stock of Southern Group International, Inc., a Florida corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to the Busines Corporation Act of the State of Florida.

1. Authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to change the Company's name from Southern Group International, Inc. to National Coal Corporation.

                           Jeanne Bowen Nix, Secretary

                                   -----------

           WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

                                   -----------

                       SOUTHERN GROUP INTERNATIONAL, INC.
                               319 Ebenezer Road
                              Knoxville, TN 37923
                             Phone: (865) 769-3749
                              Fax: (865) 769-3759

                                  JULY 14, 2003

                              SHAREHOLDERS' ACTION

     The Majority Shareholders submitted their consents to the shareholder resolutions described in this Information Statement on or about June 17, 2003, to be effective on or before June 17, 2003. As of June 17, 2003, the Majority Shareholders held of record 30,700,000 shares of the Company's common stock, or approximately 86% of the total issued and outstanding common stock of the
Company. The remaining outstanding shares of common stock are held by approximately 82 other shareholders.

     The Majority Shareholders consenting consist of Jon Nix, President, Chief Executive Officer, and Director and Jeanne Bowen Nix, Secretary and Treasurer of the Company, and Farrald and Arlene Belote (Farrald is a Director). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

     Holders of the common stock of record as of June 17, 2003 are entitled to submit their consent to the shareholder resolutions described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolutions being adopted. The Majority Shareholders will consent to all of the shareholder resolutions described in this Information Statement. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Florida law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 36,087,381 shares of common stock are entitled to vote on the Company's proposed transactions described in this Information Statement.

                         THE COMPANY AND THE TRANSACTION

     The Company has its executive offices at 319 Ebenezer Road, Knoxville, Tennessee 37923, and its telephone number is (865) 769-3749. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to change the Company's name from Southern Group International, Inc. to a name to be selected by the board of directors by duly authorized resolution (the "Amendment").

     The Board of Directors of the Company voted unanimously to implement the Amendment. The Board of Directors believes that the the Amendment will identify the Company in its new business segment. The Company is not expected to experience any material tax consequence as a result of the Amendment.

         Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-KSB annual reports and its Form 10-QSB quarterly reports. Copies of the Company's Form 10-KSB for its fiscal year ending December 31, 2002 and its quarterly report on the Form 10-QSB for the quarter ending March 31, 2003 are available upon request to: Jeanne Bowen Nix, Secretary, Southern Group International, Inc., 319 Ebenezer Road, Knoxville, TN 37923.

   SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's common stock as of June 17, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors and executive officers, and (iii) all officers and directors of the Company as a group. Except as otherwise listed below, the address of each person is c/o Southern Group International, Inc., 319 Ebenezer Road, Knoxville, TN 37923.


Name and Address of              Amount and nature of        Post Transaction*
Beneficial Owner                 Beneficial Ownership (1)    % of Class
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Jon Nix(1)(2)(3)                 15,150,000                  41.9%
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Jeanne Bowen Nix(1)(3)(4)        600,000                     1.6%
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Charles & Christine Kite(1)(4)   600,000                     1.6%
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Farrald & Arlene Belote          14,950,000                  41.4%
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All Officers and Directors
as a Group                       31,300,000                  86.5%
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Total Shares Issued and          36,087,381
Outstanding
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(1)     Officer
(2) Includes 800,000, shares owned by Perdase Holdings, Inc., (400,000) and Jenco Capital Corp. (400,000) of which Jon Nix is a beneficial owner.
(3)     Jon Nix and Jeanne Bowen Nix are husband and wife.
(4)     Jeanne Bowen Nix is Charles Kite's step-daughter.

All of the above disclaim any beneficial ownership in shares owned by family members.

Notes to the table:

     Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                   MANAGEMENT

     The following table lists the names and ages of the executive officers and directors of the Company and the Subsidiary. The directors were appointed in 2002 and will continue to serve until the next annual shareholders meeting or until their successors are appointed and qualified. All officers serve at the discretion of the Board of Directors.

    NAME                   AGE           POSITION WITH THE COMPANY
    ----                   ---           -------------------------

Jon Nix                    33            CEO, President
Jeanne Bowen Nix           32            Secretary/Treasurer
Charles Kite               58            Director
Farrald Belote             67            Director/Chairman

-----------------

     FARRALD BELOTE, age 67, (director nominee). Mr. Belote has had business experience dating back to 1958 in the energy sector. He is presently CEO of Litigation Research in Houston, TX (1995-date). He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. IBM Sales and Marketing, 1964-1984: emphasis on energy sector. USAF B52 Pilot. BA Mathematics, Texas A&M, 1958.

     JON NIX, age 33, President and Chief Executive Officer (newly appointed director). Mr. Nix is National Coal Corp's founder and driving force and possesses over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He presently advises and is an officer in numerous private companies. He is also a cofounder of Medicine Arm-In-Arm, Inc., a nonprofit childrens charity that provides medical services to underprivileged children around the world. He is the fourth generation of his family to have mining interests in this region of the United States. He holds a Bachelor of Arts degree in Economics from the University of Tennessee, 1992. He was a Director and President of Kyten Energy Corporation in 2002. He has been a director and President of National Coal Corp. since January, 2003.

     CHARLES KITE, age 58, General Counsel and Secretary (director nominee). Mr. Kite, an attorney since 1973, is general corporate counsel of National Coal Corp. He has a general practice in Sevierville, Tennessee, and specializes in commercial business representation, tax representation and litigation, estate planning, and probate matters. After serving ten years as the Senior Trial Attorney in the Office of the Chief Counsel for the Internal Revenue Service in Philadelphia, Pennsylvania and in Nashville, Tennessee, he transferred to Knoxville, Tennessee to assist in opening the Knoxville branch of the law offices of Heiskell, Donelson, Bearman, Adams, Williams & Kirsch. The next five years, Mr. Kite was a senior partner with the law firm of Brabson, Kite and Vance in Sevierville, Tennessee, and thereafter for the following seven years was a sole practitioner in association with various attorneys in the East Tennessee area. He is currently, and from 1997 has been, the senior partner in the law firm of Kite, Bowen & Associates, P.A. He is a graduate of the University of Tennessee (JD-1973) and of Carson Newman College (BA-1967). He has been a director of National Coal Corp since January, 2003.

     JEANNE BOWEN NIX, Secretary/Treasurer, age 32. Ms. Bowen Nix has held a license to practice law in the State of Tennessee since 1997. She is a junior partner in the East Tennessee law firm of Kite, Bowen and Associates, P.A. and specializes in general corporate matters and real estate services. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997. Ms. Bowen Nix has been secretary/treasurer of National Coal Corp since its inception in January of 2003. She has also been a director and is secretary/treasurer of Kyten Energy and Strata Coal LLC since their inception in 2001 and 2002, respectively. Ms. Bowen Nix has been Secretary and Treasurer of National Coal Corp. since January, 2003.

     Messrs. Kite and Belote have been appointed as Directors effective ten days after mailing of Notice to Shareholders pursuant to Section 14f of the Securities Exchange Act of 1934. Notice was scheduled to be mailed on or about June 17, 2003. Messrs. Rametra and Kim and Ms. Wasil have resigned effective ten days after mailing Notice to Shareholders pursuant to Section 14f of the Securities & Exchange Act of 1934.

     Under the Florida Business Corporation Act and the Company's Articles of Incorporation, as amended, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

BOARD COMMITTEES

         The Board of Directors does not currently maintain an Audit Committee or a Compensation Committee, but plans to appoint an Audit Committee and a Compensation Committee in the near future. During the fiscal year ended December 31, 2002, the Board of Directors held occasional meetings.

FAMILY RELATIONSHIPS

     Jon Nix and Jeanne Bowen Nix are married. Jeanne Bowen Nix is the step-daughter of Charles Kite.

COMPENSATION OF DIRECTORS

         Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.


                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                          Annual Compensation                          Awards
Name & Principal               Year    Salary      Bonus      Other         Restricted       Securities                    ALL
Position                               ($)         ($)        Annual        Stock            Underlying      LONG TERM     OTHER
                                                              Comp-         Award(s)         Options/SARS   COMPENSATION   COMPENSA-
                                                              ensation      ($)              (#)              / OPTION     TION
                                                              ($)
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Jon Nix,                       2002    0           0          0             0                0                  0             0
President
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Jeanne Bowen Nix,              2002    $0          0          0             0                0                  0             0
Secretary
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                          Directors' Compensation for Last Fiscal Year
                                     -----------------------

Name                          Annual     Meeting  Consulting    Number     Number of                   ALL
                              Retainer   Fees     Fees/Other    of         Securities    LONG TERM     OTHER
                              Fee ($)    ($)      Fees ($)      Shares     Underlying   COMPENSATION   COMPENSA-
                                                                (#)        Options        / OPTION     TION
                                                                           SARs(#)
------------------------------------------------------------------------------------------------------------------
A. Director          2002       0             0        0            0              0           0             0
   Jon Nix

B. Director          2002       0             0        0            0              0           0             0
   Farrald Belote

C. Director          2002       0             0        0            0              0           0             0
   Charles Kite


OPTIONS GRANTED IN LAST FISCAL YEAR

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

FISCAL YEAR-END OPTION EXERCISES AND OPTION VALUES

         No options to purchase Common Stock of the Company have been granted to the Company's executive officers.

EMPLOYMENT AGREEMENT

         The Company has not entered into any employment agreements with its executive officers to date. The Company may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         None.


                              INDEPENDENT AUDITORS

     The Board of Directors has authorized the firm of Gordon Hughes & Banks, C.P.A., independent certified public accountants, to serve as independent auditors for the fiscal year ended December 31, 2003.

                 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

         Any proposal that a shareholder intends to present at the Company's 2003 Annual Meeting should have been received at the Company's principal executive office not later than November 1, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

         Nominations for directors to be elected at the 2004 Annual Meeting, other than those made by the Board of Directors, should be submitted to the Secretary of the Company no later than November 1, 2003. The nomination should include the full name of the nominee and a description of the nominee's back-ground in compliance with Regulation S-K of the reporting rules of the Securi-ties and Exchange Commission.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

         UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO JEANNE BOWEN NIX, SECRETARY OF THE COMPANY, AT SOUTHERN GROUP INTERNATIONAL, INC., 319 EBENEZER ROAD, KNOX-VILLE, TN 37923, TELEPHONE (865) 769-3749, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.